Exhibit 10.8

AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT AND CONSENT

THIS AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of December 21, 2012, is entered into by and among STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), each of Parent’s Subsidiaries listed on the signature pages hereto as a borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), each of Parent’s Subsidiaries listed on the signature pages hereto as a guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as “Guarantors”), the lenders party hereto (“Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC) (“WFCF”), as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”) and in light of the following:

W I T N E S S E T H

WHEREAS, Parent, Borrowers, Lenders, BANK OF AMERICA, N.A. (“BofA”), as co-lead arranger, WFCF as co-lead arranger, and Agent are parties to that certain Credit Agreement, dated as of June 30, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement;

WHEREAS, Borrowers have informed Agent and the Lenders that Peach Acquisition Co., LLC, a Delaware limited liability company (“Acquisition Co.”) and a Restricted Subsidiary of Stock Building Supply, LLC intends to enter into that certain Asset Purchase Agreement (the “TBS Group Acquisition Agreement”; and together with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, the “TBS Group Acquisition Documents”), by and among Acquisition Co., Total Building Services Group, LLC, a Georgia limited liability company (“Seller”), and William C. Poston and A. Milburn Poston (collectively, the “Shareholders”), whereby pursuant to the terms and subject to the conditions set forth therein, Acquisition Co. agrees to purchase from Seller all or substantially all of the assets of Seller in exchange for, among other things, the Purchase Price (as defined in the TBS Group Acquisition Agreement) plus the Earnout Payments (as defined in the TBS Group Earnout Agreement) payable pursuant to the TBS Group Earnout Agreement (such acquisition, the “TBS Group Acquisition”);

WHEREAS, Borrowers desire to join Acquisition Co. as a new Borrower to the Credit Agreement and the other Loan Documents, as required by Section 5.11 of the Credit Agreement and subject to the terms and provisions set forth in the Joinder Documents (as defined below);

WHEREAS, Borrowers have requested that Agent and Lenders (a) consent to: (i) the consummation of the TBS Group Acquisition, and (ii) the joinder of Acquisition Co. as a new Borrower, and (b) make certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrowers’ requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Section 6.7(a) of the Credit Agreement is hereby amended and modified by: (i) deleting the “or” appearing at the end of clause (ii) thereof, and (ii) inserting a new clause (iii) immediately following clause (ii) as follows:

“(iii) make any payment on account of any TBS Group Earnout unless immediately before and immediately after giving effect to such payment (y) no Default or Event of Default has occurred and is continuing or would result after giving effect thereto, and (z) Borrowers have Availability plus Qualified Cash in an amount equal to or greater than $20,000,000, or”

(b) Section 6.7(b) of the Credit Agreement is hereby amended and modified by: (i) deleting the “or” appearing at the end of clause (ii) thereof, (ii) replacing the reference to “.” Appearing at the end of clause (iii) thereof with “, or”, and (iii) inserting a new clause (iv) immediately following clause (iii) as follows:

“(iv) (A) the TBS Group Acquisition Agreement or any other TBS Group Acquisition Document (other than the TBS Group Earnout Agreement), except to the extent that such amendment, modification or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or (B) the TBS Group Earnout Agreement, except to the extent that such amendment, modification or change could not, individually or in the aggregate, reasonably be expected to be adverse to the interests of the Lenders.”

(c) Schedule 1.1 to the Credit Agreement is hereby amended and modified by amending and restating the following definitions, or adding (as applicable) the following definitions in the appropriate alphabetical order:

““Acquisition Co.” means Peach Acquisition Co., LLC, a Delaware limited liability company.”

““EBITDA” means, with respect to Parent and its Restricted Subsidiaries for any period, (a) the Net Income of Parent and its Restricted Subsidiaries for such period, plus (b) without duplication, the sum of the following amounts of Parent and its Restricted Subsidiaries for such period and to the extent deducted in determining Net Income of Parent and its Restricted Subsidiaries for such period (i) Interest Expense, (ii) income tax expense (or distributions to Saturn in respect of income tax expense attributable to Parent and its Restricted Subsidiaries permitted pursuant to Section 6.9(b)(i), to the extent such distribution reduced Net Income), (iii) depreciation expense, (iv) amortization expense, (v) any extraordinary or non-recurring non-cash losses, including any extraordinary or non-recurring non-cash losses from Permitted Dispositions, (vi) restructuring costs incurred by Parent and its Restricted Subsidiaries in connection with the Plan for write-downs of bad debt of Parent and its Restricted Subsidiaries or write-downs of obsolete Inventory of Parent and its Restricted Subsidiaries in connection with the closure of stores of Parent and its Restricted Subsidiaries that are located in the cities identified on Schedule E-2 in an aggregate amount not to exceed $53,300,000, (vii) [reserved], (viii) [reserved], (ix)

fees, expenses, and reimbursements paid to Gores, Glendon, and Wolseley in such period to the extent permitted by Section 6.9(c), (d) (without giving effect to the third proviso of such Section 6.9(d)), (e) or (f) of the Agreement (or distributed to Saturn to the extent permitted under Section 6.9(c), (d) (without giving effect to the third proviso of such Section 6.9(d)), (e) or (f) for such purpose to the extent such distribution reduces Net Income), (x) [reserved], (xi) fees and expenses incurred in connection with any Approved Increase (including any additional fees paid to WFF and BOA), (xii) non-recurring non-cash charges (except to the extent representing a reserve or accrual for cash expenses in another period), including goodwill, asset and other impairment charges, losses on early extinguishment of debt, and write-downs of deferred financing costs, (xiii) non-recurring cash fees, cash charges and other cash expenses made or incurred in connection with the TBS Group Acquisition (including restructuring charges related thereto) that are paid before the consummation of the TBS Group Acquisition or within 1 year after the consummation of the TBS Group Acquisition in an aggregate amount not to exceed $650,000, and (xiv) restructuring charges and other costs incurred by Parent or any Restricted Subsidiary in connection with closed stores during the period from July 1, 2012, through December 31, 2013, in an aggregate amount not to exceed $3,000,000, minus (c) without duplication, the sum of the following amounts of Parent and its Restricted Subsidiaries for such period and to the extent included in determining Net Income of Parent and its Restricted Subsidiaries for such period: (i) non-recurring non-cash items increasing such Net Income for such period, (ii) any extraordinary or non-recurring gains, including any extraordinary or non-recurring gains from Dispositions, (iii) gains from the receipt of proceeds under insurance policies net of any associated losses, and (iv) income tax benefits (it being understood that an income tax benefit is a positive number).

For the purposes of calculating EBITDA for any period (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), Parent and its Restricted Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and its Restricted Subsidiaries and Agent) as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.”

““Fixed Charges” means, with respect to any period and with respect to Parent and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid in cash during such period (it being agreed, for the avoidance of doubt, that “scheduled payments” includes any payments required to be made in cash (excluding, for the avoidance of doubt, payments actually offset against the TBS Group PIK Note, instead of paid in cash) in respect of any earnouts, including any TBS Group Earnout); provided, however, that the amount of any earnout or TBS Group Earnout included pursuant to this clause (b) for any period shall be reduced by an amount equal to the applicable Earnout Adjustment Amount (defined below) for such period and such earnout, if any, (c) all federal, state, and local income taxes accrued during such period, and (d) all Restricted Junior Payments paid (whether in cash or other property, other than common Stock) during such period; provided, however, that this definition of Fixed Charges shall not include (i) any distributions or payments permitted to be made under Section 6.9(h), 6.9(i), 6.9(j), or 6.9(k) of the Agreement, (ii) any Restricted Junior Payments made to the extent permitted pursuant to Section 6.9(d) (without giving effect to the third proviso of such Section 6.9(d)), or (iii) payments made by Parent and its Restricted Subsidiaries on or after the Sixth Amendment Effective Date in connection with the federal income tax audit of Parent and its Subsidiaries with respect to the tax years ending March 31, 2010, March 31, 2011, and March 31, 2012, in an aggregate amount not to exceed $4,000,000. For purposes of this definition, the term “Earnout Adjustment Amount” means, with respect to any earnout or the TBS

Group Earnout during any period, the amount by which EBITDA or Net Income for such period is actually reduced (and, in the case of Net Income, such reduction is not added back in calculating EBITDA) as a result of the application of any requirement under GAAP that dictates that such earnout or TBS Group Earnout be treated as an expense or otherwise that reduces Net Income and/or EBITDA of Parent and its Subsidiaries for such period (and, in the case of Net Income, such reduction is not added back in calculating EBITDA).”

““Seventh Amendment” means that certain Amendment Number Seven to Credit Agreement and Consent, dated as of December 21, 2012, by and among Borrowers, Guarantors, the Lenders party thereto, and Agent.”

““Seventh Amendment Effective Date” has the meaning specified therefor in the Seventh Amendment.”

““TBS Group” means Total Building Services Group, LLC, a Georgia limited liability company.”

““TBS Group Acquisition” has the meaning specified therefor in the Seventh Amendment.”

““TBS Group Acquisition Agreement” means that certain Asset Purchase Agreement dated on or about December 22, 2012 by and among Acquisition Co., TBS Group, and William C. Poston and A. Milburn Poston.”

““TBS Group Acquisition Documents” means the TBS Group Acquisition Agreement and the other Transaction Documents (as defined in the TBS Group Acquisition Agreement).”

““TBS Group Earnout” means the Earnout Payments as defined in the TBS Group Earnout Agreement.”

““TBS Group Earnout Agreement” means that certain Earnout Agreement dated on or about December 22, 2012 by and between TBS Group and Acquisition Co.”

““TBS Group PIK Note” means that certain Payment-In-Kind Note on or about December 22, 2012, by William C. Poston, A. Milburn Poston, and TBS Group, in favor Acquisition Co. in the original principal amount of $850,000.”

(d) Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending the definition of “Permitted Acquisition” by amending and restating clause

(f) appearing therein in its entirety as follows: “(f) Borrowers shall have Availability plus Qualified Cash in an amount equal to or greater than $25,000,000 immediately after giving effect to the consummation of the proposed Acquisition,”

(e) Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending the definition of “Permitted Acquisition” by amending and restating clause

(k) appearing therein in its entirety as follows: “(k) the purchase consideration payable in respect of all Permitted Acquisitions during the term of the Agreement (including the proposed Acquisition and including deferred payment obligations but excluding (i) the purchase consideration for the Bison Acquisition and any Permitted

Acquisitions consummated by any Loan Party on or before the Third Amendment Effective Date, and (ii) solely to the extent otherwise included, the purchase consideration for the TBS Group Acquisition, and (iii) Non-Cash Acquisition Consideration) shall not exceed $50,000,000 in the aggregate;

provided, however, that so long as the purchase consideration payable (including deferred payment obligations) in respect of a proposed Acquisition and all other Acquisitions which have been consummated pursuant to this proviso does not exceed $5,000,000 in the aggregate, such Acquisition may be consummated notwithstanding the failure to comply with clauses (d) or (e) of this definition of Permitted Acquisition (it being understood and agreed that this $5,000,000 is included in (and not additive of) the amount set forth in clause (k) of this definition of Permitted Acquisition.”

(f) Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending the definition of “Permitted Indebtedness” by amending and restating clause (q) appearing therein in its entirety as follows:

“(q) (i) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, earn-out (other than the TBS Group Earnout), non-compete, or similar obligation of Parent or the applicable Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions or the TBS Group Acquisition and (ii) Indebtedness consisting of the TBS Group Earnout,”

(g) Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending the definition of “Permitted Investments” by: (i) deleting the “and” appearing at the end of clause (v) thereof, and (ii) amending and restating clause (w) in its entirety and inserting a new clause (x) immediately following the end of clause (v) as follows:

“(w) Investments in the form of a loan by Acquisition Co. to the Seller (as defined in the Seventh Amendment) and the Shareholders (as defined in the Seventh Amendment) in an aggregate principal amount (without regard to any interest that is paid-in-kind) not to exceed $850,000 pursuant to the terms of the TBS Group PIK Note, and

(x) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments (other than Investments in the FCStone Commodity Accounts) in an aggregate amount not to exceed $10,000,000 during the term of the Agreement.”

3. Consent.

(a) The provisions of Sections 5.11 and 6.11 of the Credit Agreement to the contrary notwithstanding, subject to the satisfaction of the conditions precedent set forth in Section 5 and 6 below, Agent and Lenders hereby consent to the consummation of the TBS Group Acquisition on or before December 28, 2012, solely on the terms and subject to the conditions set forth in the TBS Group Acquisition Documents in the form of such documentation attached as Exhibit A hereto, or subject to subsequent amendments or modification thereto that are not adverse to Agent or the Lenders. Anything contained in the Credit Agreement or any other Loan Document to the contrary notwithstanding, (i) with respect to Inventory acquired in connection with the TBS Group Acquisition and Accounts owned by Acquisition Co. or acquired in connection with the TBS Group Acquisition, until such time as the completion of a field examination with respect to Acquisition Co. and such Accounts and Inventory reasonably satisfactory to Agent, the aggregate increase to the Borrowing Base based on such Accounts and Inventory shall be limited to $2,500,000 in the aggregate, and (ii) with respect to Inventory owned by Acquisition Co. or acquired in connection with the TBS Group Acquisition, until such time as the completion of an appraisal and a field exam with respect to such Inventory reasonably satisfactory to

Agent, the aggregate increase to the Borrowing Base based on such Inventory shall be limited to $2,500,000 in the aggregate. It is understood and agreed that Agent is authorized to exclude all engineered wood products Inventory (and the proceeds thereof) owned by Acquisition Co. or acquired in the TBS Group Acquisition from the Borrowing Base until such time as Agent shall have received an amendment, in form and substance satisfactory to Agent, to the financing statement filed against Seller by Bradley Plywood Corporation DBA Dixie Plywood Company of Atlanta and such other evidence as Agent may reasonably require to verify the first priority Lien of Agent in all such engineered wood products Inventory.

(b) The provisions of Sections 5.11 and 6.11 of the Credit Agreement to the contrary notwithstanding, subject to the satisfaction of the conditions precedent set forth in Section 5 below, Agent and Lenders hereby consent to the joinder of Acquisition Co. as a new Borrower, on the terms and upon and subject to the satisfaction of the conditions set forth in the Joinder Documents (as defined below) executed and delivered to Agent prior to the execution and delivery of this Amendment.

4. Covenants. Each Loan Party hereby covenants and agrees that:

(a) On or prior to the date that is 30 days after the Seventh Amendment Effective Date (or such later date as may be agreed to in writing by Agent in its sole discretion), the Loan Parties shall use commercially reasonable efforts to obtain a Collateral Access Agreement with respect to the location at 1000 Loudermilk Drive, Marietta, Georgia 30060, duly executed and delivered by the parties thereto and in form and substance reasonably satisfactory to Agent, and the same shall be in full force and effect; provided, that such Collateral Access Agreement shall not be required if it has not been obtained after the use of such commercially reasonable efforts.

(b) On or prior to the date that is 1 Business Day after the date of consummation of the TBS Group Acquisition, the Loan Parties shall deliver to Agent the original TBS Group PIK Note (as defined in the Credit Agreement), together with an original allonge duly indorsed in blank. The Loan Parties hereby agree that their failure to comply with any of the foregoing shall constitute an immediate Event of Default.

(c) Borrowers hereby covenant and agree that substantially concurrently with the consummation of the TBS Group Acquisition they shall pay the Indebtedness owing to Bank of North Georgia in accordance with the Bank of North Georgia Payoff Letter. Borrowers hereby further covenant and agree that within 1 Business Day of the date of consummation of the TBS Group Acquisition they shall deliver to Agent evidence, in form satisfactory to Agent, that they have complied with the foregoing and that all Liens in favor of Bank of North Georgia on the assets acquired pursuant to the TBS Group Acquisition have been terminated and released.

5. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment (such date upon which such conditions are all satisfied, being the “Seventh Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed and delivered by the parties hereto.

(b) After giving effect to this Amendment, the representations and warranties set forth herein and in the Credit Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(d) Agent shall have received letters, in form and substance reasonably satisfactory to Agent, from Bank of North Georgia and Bank of North GA div Synovus Bank, respecting satisfaction of all indebtedness and obligations of Seller to such Person secured by liens on the assets acquired pursuant to the TBS Group Acquisition and releasing all of the liens existing in favor of such Person in and to such assets acquired pursuant to the TBS Group Acquisition (the “Bank of North Georgia Payoff Letter”).

(e) Agent shall have received a joinder agreement duly executed and delivered by Acquisition Co. and each other party thereto, along with the other documents, instruments and agreements required thereby (collectively, the “Joinder Documents”), each being in form and substance reasonably satisfactory to Agent, which documents shall be in full force and effect.

(f) No Event of Default shall have occurred and be continuing or would result from the consummation of the TBS Group Acquisition and the TBS Group Acquisition is consensual.

6. Additional Conditions Precedent to Consent. The satisfaction of each of the following shall constitute additional conditions precedent to the effectiveness of Section 4(a) of this Amendment:

(a) No Event of Default shall have occurred and be continuing or would result from the consummation of the TBS Group Acquisition.

(b) Each of the TBS Group Acquisition Documents shall have been duly executed and delivered by the parties thereto, and the same shall be in full force and effect, on or before December 28, 2012.

(c) Agent shall have received a certificate from the Secretary of Parent. attaching fully executed versions of the material TBS Group Acquisition Documents and all schedules and exhibits thereto, and any other material agreement or document related to the TBS Group Acquisition, and each such agreement and all other documentation associated with the TBS Group Acquisition (including the TBS Group Acquisition documents and all schedules thereto) shall be in substantially the same form and substance attached hereto as Exhibit A and shall be subject to no subsequent amendments, revisions or modifications thereto that are adverse to the Lenders or the Loan Parties without the consent of Agent. Such certificate from the Secretary of Acquisition Co. shall certify that (i) the attached documents are true, correct and complete copies of the material TBS Group Acquisition Documents, (ii) such documents constitute all of the material TBS Group Acquisition Documents, and (iii) that such documents are in substantially the same from as the documents attached as Exhibit A to this Amendment.

(d) Agent shall have received evidence, in form and substance satisfactory to Agent, including a certificate from an authorized officer of Parent certifying that at the time of the TBS Group Acquisition (and after giving effect thereto), that:

i) no Event of Default has occurred and is continuing or would result from the consummation of the TBS Group Acquisition and that the TBS Group Acquisition is consensual.

ii) that there is no (i) litigation, investigation or proceeding (judicial or administrative) pending or, threatened in writing, against any Loan Party by any Governmental Authority arising out of the transactions contemplated by or effected in connection with the TBS Group Acquisition Documents, or (ii) injunction, writ or restraining order restraining or prohibiting the transactions contemplated by the TBS Group Acquisition Documents.

iii) No Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Restricted Subsidiaries as a result of the TBS Group Acquisition, other than Indebtedness permitted under clauses (l), (m), (o), or (q) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed or would exist with respect to the assets of Parent or its Restricted Subsidiaries as a result of the TBS Group Acquisition other than Permitted Liens.

iv) The execution, delivery and performance of each of the TBS Group Acquisition Documents to which a Loan Party is party have been duly authorized by all necessary action on the part of such Loan Party. Each TBS Group Acquisition Document to which a Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought. No Loan Party is in default in the performance or compliance with any provisions thereof. All representations and warranties made by a Loan Party in the TBS Group Acquisition Documents executed on or prior to the date hereof and in the certificates delivered in connection therewith are true, correct and complete in all material respects. To each Loan Party’s knowledge, none of the Seller’s (as defined in the TBS Group Acquisition Agreement) representations and warranties in the TBS Group Acquisition Documents executed on or prior to the date hereof contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Change.

v) Acquisition Co. does not (i) maintain, contribute to, or otherwise have any obligation with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA that is underfunded, and (ii) maintain, contribute to, or otherwise has any obligation with respect to any other benefit plans that is subject to Title IV of ERISA is underfunded.

vi) All requisite approvals by Governmental Authorities having jurisdiction over the Loan Parties and, to the Loan Parties’ knowledge, the Seller (as defined in the TBS Group Acquisition Agreement), with respect to the TBS Group Acquisition, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be materially adverse to the interests of the Agent or Lenders.

vii) After giving effect to the transactions contemplated by the TBS Group Acquisition Documents, Acquisition Co. will have good title to the assets acquired pursuant to the TBS Group Acquisition Agreement, free and clear of all Liens other than Permitted Liens.

viii) Borrowers will have Availability plus Qualified Cash in an amount equal to or greater than $25,000,000 immediately after giving effect to the consummation of the TBS Group Acquisition.

ix) The assets being acquired in the TBS Group Acquisition (other than a de minimis amount of assets in relation to Parent’s and its Restricted Subsidiaries’ total assets), are useful in or engaged in, as applicable, the business of Parent and its Restricted Subsidiaries or a business reasonably related thereto.

x) The assets being acquired in the TBS Group Acquisition (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada.

7. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent for the benefit of the Lender Group and the Bank Product Providers as follows:

(a) The execution, delivery, and performance by it of this Amendment (i) have been duly authorized by all necessary action of such Loan Party, and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party except to the extent such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of such Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, or (C) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, except for (1) registrations, consents, approvals, notices or other actions that have been obtained and that are still in force and effect, (2) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, and (3) consents or approvals the failure of which to obtain could not reasonably be expected to cause a Material Adverse Change.

(b) This Amendment has been duly executed and delivered by such Loan Party. This Amendment is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower or any Guarantor.

(d) The documents attached as Exhibit A hereto constitute correct and complete copies of the material TBS Group Acquisition Documents, including all schedules and exhibits thereto, to be entered into in connection with the TBS Group Acquisition. As of the date hereof, Acquisition Co. does not (i) maintain, contribute to, or otherwise have any obligation with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA that is underfunded, and (ii) maintain, contribute to, or otherwise has any obligation with respect to any other benefit plans that is subject to Title IV of ERISA is underfunded.

(e) As of the date hereof, all requisite approvals by Governmental Authorities having jurisdiction over the Loan Parties and, to the Loan Parties’ knowledge, the Seller (as defined in the TBS Group Acquisition Agreement), with respect to the TBS Group Acquisition, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be materially adverse to the interests of the Agent or Lenders. After giving effect to the transactions contemplated by the TBS Group Acquisition Documents, Acquisition Co. will have good title to the assets acquired pursuant to the TBS Group Acquisition Agreement, free and clear of all Liens other than Permitted Liens.

(f) No Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Restricted Subsidiaries as a result of the TBS Group Acquisition, other than Indebtedness permitted under clauses (l), (m), (o), or (q) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed or would exist with respect to the assets of Parent or its Restricted Subsidiaries as a result of the TBS Group Acquisition other than Permitted Liens.

(g) Borrowers will have Availability plus Qualified Cash in an amount equal to or greater than $25,000,000 immediately after giving effect to the consummation of the TBS Group Acquisition.

(h) The assets being acquired in the TBS Group Acquisition (other than a de minimis amount of assets in relation to Parent’s and its Restricted Subsidiaries’ total assets), are useful in or engaged in, as applicable, the business of Parent and its Restricted Subsidiaries or a business reasonably related thereto.

(i) The assets being acquired in the TBS Group Acquisition (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada.

(j) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the Seventh Amendment Effective Date and no condition exists which constitutes a Default or Event of Default as of the Seventh Amendment Effective Date.

(k) After giving effect to this Amendment, the representations and warranties in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(l) This Amendment has been entered into without force or duress, of the free will of such Loan Party, and the decision of such Loan Party to enter into this Amendment is a fully informed decision and such Loan Party is aware of all legal and other ramifications of each such decision.

(m) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

8. Payment of Costs and Fees. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of Lender Group (including, without limitation, the reasonable fees and out-of-pocket disbursements of outside counsel to Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

9. Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. This Amendment SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AS AMENDED HEREBY, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10. Further Assurances. At any time upon the reasonable request of Agent, each Loan Party shall promptly execute and deliver to Agent such Additional Documents as Agent shall request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to Agent.

11. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, consents, waivers and modifications set forth herein are limited to the specified hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrowers remains in the sole and absolute discretion of Agent and the Lenders.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

12. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written. Each Loan Party consents to the amendments to the Credit

Agreement set forth in this Amendment and agrees that all Obligations owing by such Person are unconditionally owing by such Person to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.

13. Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

14. Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

15. Miscellaneous.

(a) This Amendment is a Loan Document. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(b) Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

(d) Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise, on the basis that this Amendment has been drafted by any such Person. This Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e) Although each Guarantor has been informed of the matters set forth herein and has agreed to same, such Guarantor understands that neither Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.

(f) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(g) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Credit Agreement and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

16. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first written above.

STOCK BUILDING SUPPLY HOLDINGS II, LLC,
a Delaware limited liability company, as Parent and as a Guarantor

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

STOCK BUILDING SUPPLY HOLDINGS, LLC,
a Virginia limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

COLEMAN FLOOR, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

STOCK BUILDING SUPPLY, LLC, a North Carolina limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

STOCK BUILDING SUPPLY OF FLORIDA, LLC, a Florida limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT AND CONSENT]

STOCK BUILDING SUPPLY MIDWEST, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

STOCK BUILDING SUPPLY WEST, LLC,
a Utah limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

STOCK BUILDING SUPPLY OF ARKANSAS, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

SBS / BISON BUILDING MATERIALS, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

COLEMAN FLOOR SOUTHEAST, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

PEACH ACQUISITION CO., LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT AND CONSENT]

STOCK BUILDING SUPPLY WEST (USA), INC.,
a Delaware corporation, as a Guarantor

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT AND CONSENT]

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as Agent and as a Lender

By:	/s/ Amelie Yehros
Name:	Amelie Yehros
Title:	SVP

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT AND CONSENT]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Steven W. Sharp
Name:	Steven W. Sharp
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT AND CONSENT]